SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C.  20549

        ___________________________________

                      FORM 8-K

                   CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the
          Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
May 21, 1996


       ATRION Corporation
(Exact name of registrant as specified in its charter)


Alabama          0-10763          63-0821819
(State or
 Other
Jurisdiction       (Commission (IRS Employer
of Incorporation)   File Number Identification No.)


  Post Office Box 918, Florence, Alabama     35631
(Address of Principal Executive Offices )(Zip Code)


Registrant's Telephone Number, including area code:      (205) 383-3631




Item 2.   Acquisition or Disposition of Assets

     On May 21, 1996, ATRION Corporation (the
"Registrant") purchased all the outstanding capital stock of HRC Acquisition Holding Corp., a Delaware corporation which, in turn, owns all of the outstanding capital stock of Halkey-Roberts
Corporation, a Florida corporation ("Halkey-Roberts") pursuant to the terms of a Stock Purchase Agreement, dated the same date, between the Registrant and Fenway Holdings, L.L.C ("Fenway"). All references herein to the Stock Purchase Agreement are qualified in their entirety by the full text of the Stock
Purchase Agreement which is attached hereto as
Exhibit 2 and incorporated herein by reference.

     The Registrant paid Fenway  a total of
$12,000,000 in cash under the Stock Purchase
Agreement, of which $10,000,000 was borrowed under an existing revolving credit facility with Compass Bank and $2,000,000 was obtained from Registrant's general corporate funds. The purchase price paid by the Registrant, which was determined on the basis of a review and assessment of Halkey-Roberts' future prospects and arm's length negotiations between the Registrant and Fenway, is subject to a post-closing adjustment based on an increase or decrease in the Consolidated Net Book Value on the Closing Balance
Sheet compared to $10,093,000 and subsequent payments up to a total of $700,000 based on certain product sales over approximately a five-year period.
 On May 21, 1996, Halkey-Roberts leased the land, building and building improvements in St. Petersburg, Florida which serve as Halkey-Roberts' headquarters and manufacturing facility from HRC Properties, Inc., an affiliate of Fenway, under a ten-year operating lease. The lease provides for initial monthy payments of $25,468, includes certain lease payment escalators and provides for certain termination, sublease and assignment rights. The Registrant has guaranteed Halkey-Roberts' payment and performance obligations under the lease.

     HRC Acquisition Holding Corp. is not an
operating company and its only asset is the stock of Halkey-Roberts. Halkey-Roberts is a developer and manufacturer of proprietary valves and pneumatic systems using plastic injection molding and assembly processes. The processes involves the use of plastic molding machines, assembly machines, tooling equipment and other related operating assets.
Halkey-Roberts competes primarily within three industries: medical devices, inflation devices
(aviation and marine applications), and containers.
The medical device business produces specialty valves and plastic products designed to control the flow of air and fluids. The inflation business produces inflators and valves for life vests, boats, rafts and other applications. The container business produces pressure relief valves used for commercial and military applications. The Registrant intends to continue to use the operating assets of Halkey-Roberts to operate the business substantially the same as it was conducted when owned by Fenway.

Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of HRC Acquisition
          Holding Corp.   Pursuant to Item 7(a)(4) of
          Form 8-K, the Registrant hereby states that it is impracticable to provide all of the required financial statements for HRC
          Acquisition Holding Corp. as of the date of this report. Such financial statements which are available as of the date of this report are included herewith, beginning on the following page, and the remaining financial statements will be filed not later than sixty (60) days after the date on which this report is filed.

     (b) Pro forma financial information. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby states that it is impracticable to provide the required pro forma financial information as of the date of this report.
          Such pro forma financial information will be filed not later than sixty (60) days after the date on which this report is filed.

     (c)  Exhibits.  (Numbered in accordance with
          Item 601 of Regulation S-K)

          Exhibit
          Numbers             Description

             2      Stock Purchase Agreement dated
                    May 21, 1996, between Fenway
                    Holdings, L.L.C. and ATRION
                    Corporation








ERNST & YOUNG LLP
787 Seventh Avenue, New York, NY 10019
Phone: 212 773 3000


            Report of Independent Auditors

The Management of
                                              Fenway Holdings, L.L.C.


We have audited the accompanying consolidated balance sheet of HRC Acquisition Holding Corp. and Subsidiary
(the "Company") as of September 30, 1995 and the related consolidated statements of operations and cash flows for the period from September 15, 1995 (date of acquisition) through September 30, 1995. We have also audited the accompanying consolidated statements of operations, cash flows and changes in invested capital of HRC Holdings
Inc. (the "Predecessor") for the period from October 1,
1994 through September 14, 1995. These financial statements are the responsibility of the Company's or the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HRC Acquisition
Holding Corp. and Subsidiary at September 30, 1995 and the consolidated results of their operations and their cash flows for the period from September 15, 1995 (date of acquisition) through September 30, 1995 and the consolidated results of operations and cash flows of the Predecessor for the period from October 1, 1994 through September 14, 1995, in conformity with generally accepted accounting principles.




    February 19, 1996




    Ernst &Young LLP is a member of Ernst & Young
           International, Ltd.










HRC Acquisition Holding Corp. and Subsidiary
Consolidated Balance Sheet
September 30, 1995
($ In Thousands)

Assets
Current assets:
Trade receivables, net        $1,794
Inventories                    2,687
Other current assets             151
Total current assets           4,632

Property, plant and
 equipment, net                7,934
Deferred tax asset                59
Deferred financing costs, net    327
Goodwill, net                  1,602
Total assets                 $14,554


Liabilities and stockholder's equity

Current liabilities:
Trade accounts payable        $  948
Accrued expenses and other
 liabilities                     545
Due to affiliates                 97
Current portion of
 long-term debt                  339
Swingline loan                     3
Total current liabilities      1,932
Long-term debt                 6,661
Total liabilities              8,593

Stockholder's equity:
Common stock ($.01 par
 value; 3,000 shares
 authorized,issued and
 outstanding 1,000 shares)        0

Additional paid-in capital    5,993
Deficit                         (32)
Total stockholder's equity    5,961
Total liabilities and
 stockholder's equity       $14,554


See accompanying notes.





HRC Acquisition Holding Corp. and Subsidiary
Consolidated Statements of Operations


                Sept. 15,
                  1995
                (Date of
                   Acq.)      Oct. 1,
                 to Sept.     Sept.
                 30, 1995    14, 1995
                           (Predecessor)

Net sales                $444      $14,026
Operating costs
 and expenses:
Cost of products sold     342       10,173
Selling and adm. exp.     123        2,146
Management fees
 to affiliates              0          128
Operating (loss) income   (21)       1,579
Interest  expense          32          591
Other income, net           0           (1)

(Loss) income before
 income taxes             (53)         989
Benefit (provision)
 for income taxes          21         (465)
Net (loss) income        $(32)        $524


See accompanying notes.



HRC Acquisition Holding Corp. and Subsidiary
Consolidated Statements of Cash Flows
($ In Thousands)

                               Sept 15,
                               1995(Date    Oct. 1,
                               of Acq.)      1994-
                               to Sept.      Sept.
                               30, 1995    14, 1995
                                         (Predecesor)
Cash flows from
operating activities
Net (loss) income             $  (32)        $524
Adjustments to reconcile net
 (loss) income to net
  cash provided by operating
  activities:
Dep. and amort.                   34          628
Deferred tax benefit             (21)         (65)
Changes in operating
assets and liabilities:
Decrease  (increase) in
 trade accounts receivable       173          (62)
(Inc.)dec. in inventories       (174)         623
(Inc.)dec.in other current
  assets                          (1)         205
Decrease in trade accts pay.     (35)        (200)
Increase in accrued expenses
 and other liabilities            47          132
Increase in due to affiliates     97            0
Net cash provided by operating
 activities                       88        1,785

Cash flows from investing
 activities
Acquisition of companies,
 net of cash acquired        (12,664)           0
Purchases of property,
 plant and equipment             (96)        (870)
Net cash used in investing
 activities                  (12,760)        (870)
Cash flows from
financing activities
Proceeds from borrowings       7,000            0
Repayment of notes payable
 to Hanson                         0       (6,229)
Proceeds from notes payable
 to USI                            0        6,644
Swingline loan and notes payable   3            0
Financing costs                 (329)           0
Net transactions with affiliate    0       (1,330)
Capital contribution           5,993            0
Net cash provided by (used in)
 financing activities         12,667         (915)
Net increase (decrease)
in cash                           (5)           0
Cash, beginning of period          5            5
Cash, end of period           $    0       $    5

See accompanying notes.




         HRC Acquisition Holding Corp. and Subsidiary

          Notes to Consolidated Financial Statements

                      September 30, 1995




1. Basis of Presentation and Description of Company

HRC Acquisition Holding Corp. and Subsidiary (the "Company") are currently directly and indirectly wholly-owned by Fenway Holdings, L.L.C. ("Fenway"). On September 15, 1995, the Company purchased HRC Holdings Inc. ("HRC" or the "Predecessor") in a transaction accounted for as a purchase for approximately $12.8 million. The cost of the acquisition has been allocated on the basis of the fair values of assets acquired and liabilities assumed. This has resulted in goodwill of approximately $1.6 million. The acquisition has been financed through capital raised by Fenway and a Credit Agreement entered into between the Company and certain affiliated companies (collectively, the "Borrowers") and a bank (Note 3).



Prior to September 15, 1995, HRC was an indirect wholly-owned subsidiary of U.S. Industries, Inc. ("USI"), and prior to May 30, 1995, the effective date of the demerger and distribution agreements between Hanson PLC and USI, HRC was an indirect whollyowned subsidiary of Hanson PLC. Prior to HRC being acquired by the Company, the Predecessor financial statements present the results of operations and cash flows of HRC, and include management fees that were paid by HRC to the Predecessor owners for services. Subsequent to the acquisition by Fenway, all such services have been provided by the Company.



In addition, except for certain cash balances owned by the Company or HRC, cash accounts have been controlled on a centralized basis by an affiliate and, accordingly, cash receipts and disbursements have been received or made through the affiliate. The net results of cash transactions between or on behalf of HRC, including intercompany advances, have been included in Invested Capital. Subsequent to the acquisition by Fenway, such amounts are included in Due From Affiliates.



The acquisition of HRC by the Company resulted in a new basis of accounting based upon the estimated fair values of assets acquired and liabilities assumed at September 14, 1995, and the purchase price of the subsidiaries and related expenses. The period from "September 15, 1995 (Date of Acquisition) to September 30, 1995" relates to the 16 days ended September 30, 1995 of the Company, and the period from "October 1, 1994 to September 14, 1995" relates to the 349 days ended September 14, 1995 of HRC prior to its acquisition by Fenway. The financial statements of HRC are presented based upon its historical cost.


HRC Acquisition Holding Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

1. Basis of Presentation and Description of Company
(continued)

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


2. Significant Accounting Policies

Principles of Consolidation

The financial statements consolidate the accounts of the Company or the Predecessor and their subsidiaries. Intercompany accounts and transactions have been eliminated.


Trade Receivables and Concentration of Credit Risk

Trade receivables at September 30, 1995 consist of the following ($ in thousands):

Trade receivables                            $1,817
Allowance for doubtful accounts                 (23)
Trade receivables, net                       $1,794

The Company sells industrial products principally in the United
States. Management performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses have generally been within management's estimates.

Inventories

Inventories are carried on the basis of the lower of cost
(first-in, first-out) or market. Inventories at September 30, 1995 consist of the following ($ in thousands):


                                  Finished products        $ 622
                                  In-process products         66
                                  Raw materials            1,999
                                                          $2,687






             HRC Acquisition Holding Corp.. and Subsidiary

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Property, Plant and Equipment

Property, plant and equipment is stated on the basis of cost. Cost of property, plant and equipment acquired in connection with the acquisition by Fenway is determined based on its fair values at the date of the transaction. Depreciation and amortization are provided by the straight-line method over the estimated useful lives of the assets. Property, plant and equipment consists of the following at September 30, 1995 ($ in thousands):

              Land                         $  680
              Buildings and improvements    2,460
              Machinery and equipment       4,824
                                            7,964
               Accumulated depreciation       (30)
                                           $7,934

Goodwill

Goodwill represents the excess of the purchase price and related expenses over the net fair value of assets acquired and liabilities assumed. The Predecessor goodwill was allocated to the Company in Hanson's accounting for its acquisition of the Company. Goodwill of the Company is being amortized over forty years. Predecessor goodwill was being amortized over forty years. Accumulated amortization aggregated approximately $2,000 at September 30, 1995. Amortization of Predecessor goodwill amounted to approximately $176,000 for the period ended September 14, 1995.

The net carrying amount of goodwill is continually assessed for recoverability by management. Management believes there has been no impairment to such carrying amount.






             HRC Acquisition Holding Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)


Federal Income Taxes

Deferred tax assets or liabilities are computed based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws. Deferred income tax expense or benefit is based on the changes in the asset or liability from period to period. For periods prior to September 14, 1995, HRC was included in the consolidated U.S. income tax return of its former owners. In the accompanying financial statements, HRC provided for income taxes as if it filed its own separate income tax returns. Taxes currently payable for periods prior to September 14, 1995 have been included in Invested Capital.

For periods subsequent to September 14, 1995, the Company will file its own separate U.S. federal and state tax returns.

The Company has entered into tax sharing agreements in which the Predecessor owners and certain of their affiliates agree to indemnify the Company for all income tax liabilities with respect to periods prior to the Company's acquisition of HRC.

Revenue Recognition

Revenue is recognized upon shipment of product to the customer. The Company warrants products against defects and has policies permitting the return of products under certain circumstances. Provisions are made for these costs at the time of sale, and they generally have been within management's estimates and have not been material.

Fair Value of Financial Instruments

The Company believes that the carrying value for its debt approximates its fair value as the debt was recently issued and bears a floating interest rate.





                  HRC Acquisition Holding Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)
3. Long-Term Debt

Long-term debt at September 30, 1995 is as follows ($ in thousands):

     Term loans:
     10.5% Tranche A due 1996-2000     $2,935
     11.0% Tranche B due 1996-2002      2,484
     Revolving credit facility          1,581
                                        7,000
     Less current maturities              339
                                       $6,661

On September 15, 1995, the Borrowers entered into a credit agreement (the "Credit Agreement") which includes the Tranche
A and Tranche B term loans and the revolving credit facility. The revolving credit facility to the Borrowers is limited to $60 million in the aggregate (including a swingline subfacility in an amount of up to $5 million and a letter of credit subfacility of up to $5 million) and terminates on September 15, 2000.

Under the Credit Agreement and other related agreements, all of the issued and outstanding shares of capital stock of the U.S. Borrowers, 65% of the issued and outstanding shares of capital stock of any foreign affiliated companies of these businesses, and substantially all of the assets of those businesses, are pledged to secure borrowings under the Credit Agreement. In addition, the Borrowers jointly and severally guarantee the prompt payment of the obligations in full when due. The Credit Agreement provides, among other things, for the maintenance of certain consolidated financial ratios of Fenway and places limits on dividends, capital expenditures and other transactions. The borrowings under the Credit Agreement are subject to mandatory prepayments if certain events, as defined in the Credit Agreement, occur.






      HRC Acquisition Holding Corp. and Subsidiary

    Notes to Consolidated Financial Statements (continued)

3. Long-Term Debt (continued)

Payments from the Company due under the Credit Agreement for the fiscal years ending September 30 are approximately as follows
($ in thousands):

                        1996         $ 339
                        1997           452
                        1998           564
                        1999           677
                        2000         2,710
                        Thereafter   2,258
                                    $7,000

The interest rate for borrowings under the credit facility is, at the option of the Borrowers, based on: i) the Federal Funds rate plus 1/2 of 1%, plus an additional percentage as defined in the Credit Agreement (the "Applicable Percentage"), ii) the Prime Rate plus the Applicable Percentage, or iii) the Eurobond Rate plus the Applicable Percentage. In addition, the interest rate is reset at either one, three or six month intervals at the option of the Borrowers. The interest rate for the revolving credit facility at September 30, 1995 was 10.5%.

Interest paid to the Predecessor's parents during the period ended September 14, 1995 was approximately $591,000.

4. Income Taxes

Significant components of the income tax (benefit) provision are as follows ($ in thousands):

                              9/15/95
                              (Date of
                              Acq.) To       10/1/94-
                              9/30/95        9/14/95
                                        (Predecessor)

Current                        $ 0          $530
Deferred                       (21)          (65)
                              $(21)         $465



               HRC Acquisition Holding Corp. and Subsidiary

    Notes to Consolidated Financial Statements (continued)

4. Income Taxes (continued)

Significant components of deferred taxes, including amounts recorded upon acquisition, at September 30, 1995 consist of the following ($ in thousands):

   Deferred tax liability:
    Property, plant and equipment               $21
   Total deferred tax liability                  21

   Deferred tax asset:
    Accruals                                     38
    Net operating loss carryforwards             42
    Total deferred tax asset                     80
    Net deferred tax asset                      $59

The Company's effective income tax rate differs from the statutory federal income tax rate as follows:



                                   9/15/95
                                   (Date of
                                   Acq.) To       10/1/94-
                                   9/30/95        9/14/95

Statutory federal income
 tax rate                            35.0%        35.0%
State income taxes, net
 of federal benefit                   4.6          5.0
Goodwill                              0            6.5
Other                                 0            0.5
                                     39.6%        47.0%

At September 30, 1995, the Company has approximately $105,000 of available net operating loss (NOLs) carryforwards, all of which arose during the period ended September 30, 1995. Such carryforwards expire in 2010.



                  HRC Acquisition Holding Corp. and Subsidiary

    Notes to Consolidated Financial Statements (continued)

5. Leases

Rental expense for operating leases is $2,000 and $85,000
(Predecessor) for the periods ended September 30, 1995 and September 14, 1995, respectively. Future minimum rental commitments under noncancelable operating leases as of September 30, 1995 are as follows ($ in thousands):

                              For the fiscal years ended:
                              1996    $73
                              1997     65
                              1998     53

6. Contingencies

The Company may become a party to legal proceedings which arise in the ordinary course of business. In management's opinion, the outcome of these matters will not have a material effect on the Company's consolidated financial position.

See accompanying notes.


SIGNATURES
    Pursuant to the requirements of the Securities Exchange
Act of 1934, ATRION Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


DATED:  JUNE 5, 1996                  s/s JERRY A. HOWARD
                                          JERRY A. HOWARD
                                          Chairman of the Board,
                                          President and CEO